  As filed with the Securities and Exchange Commission on July 22, 1998

                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                       NATIONAL SERVICE INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                             58-0364900
   (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                          1420 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30309-3002
                                (404) 853-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               KENYON W. MURPHY
                     VICE PRESIDENT AND ASSOCIATE COUNSEL
                          1420 PEACHTREE STREET, N.E.
                            ATLANTA, GA 30309-3002
                                (404) 853-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
           JEFFREY M. STEIN                       JOHN W. WHITE
           KING & SPALDING                   CRAVATH, SWAINE & MOORE
         191 PEACHTREE STREET           WORLDWIDE PLAZA, 825 EIGHTH AVENUE
     ATLANTA, GEORGIA 30303-1763             NEW YORK, NEW YORK 10019
            (404) 572-4600                        (212) 474-1000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

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
   TITLE OF CLASS OF      PROPOSED MAXIMUM   PROPOSED MAXIMUM
    SECURITIES TO BE     OFFERING PRICE PER AGGREGATE OFFERING    AMOUNT OF
       REGISTERED               UNIT           PRICE(1)(2)     REGISTRATION FEE
-------------------------------------------------------------------------------
Debt Securities(3)......
-------------------------------------------------------------------------------
Common Stock(3).........
-------------------------------------------------------------------------------
Preferred Stock(3)......
-------------------------------------------------------------------------------
Warrants(3).............
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Total...................                       $400,000,000        $118,000(4)
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
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(1) In no event will the aggregate maximum offering price of all securities registered under this Registration Statement exceed $400,000,000. Such amount includes any consideration to be received for Securities issued upon exercise of the Warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock, Warrants and Debt Securities as may be sold, from time to time, by National Service Industries, Inc. National Service Industries, Inc. also is registering hereunder an indeterminate number of shares of Common Stock, Preferred Stock and Debt Securities as may be issued upon conversion or exchange of any Debt Securities or Preferred Stock or upon exercise of the Warrants registered hereby. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the dollar amount of any securities previously issued hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000, or its equivalent if some or all of the securities are denominated in one or more foreign currencies.
(4) Fee calculated pursuant to Rule 457(o) under the Securities Act.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                   SUBJECT TO COMPLETION, DATED 22, 1998

  PROSPECTUS

                       NATIONAL SERVICE INDUSTRIES, INC.

  [LOGO]                        DEBT SECURITIES
                                PREFERRED STOCK
                                    WARRANTS
                                  COMMON STOCK

  National Service Industries, Inc. (the "Company") may offer from time to time: (i) its unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, which may be either senior ("Senior Securities") or subordinated ("Subordinated Securities") and which may be convertible into or exchangeable for shares of its common stock, par value $1.00 per share ("Common Stock"), shares of its preferred stock, no par value ("Preferred Stock"), or other Debt Securities, (ii) Preferred Stock, which may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock or Debt Securities;
(iii) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants") or Debt Securities (the "Debt Warrants"); and (iv) Common Stock issuable upon the conversion or exchange of Debt Securities or Preferred Stock offered hereunder, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Common Stock, in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Debt Warrants and Preferred Stock Warrants are collectively referred to herein as the "Warrants" and the Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities."

  The Securities may be issued in one or more series or issuances and will be limited to $400,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units).

  Specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as Senior Securities or Subordinated Securities, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any modifications of or additions to the covenants described in this Prospectus and any other specific terms thereof;
(ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends will be payable and dates from which dividends will accrue, any redemption or sinking fund provisions, any conversion or exchange rights, and any other relative rights; and (iii) in the case of Warrants, the number and terms thereof, the designation and the number of Securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE   +
+SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY  +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE      +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE    +
+UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF  +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  The Company's obligations under the Debt Securities will not be guaranteed by any of its subsidiaries. The Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units. The amounts payable by the Company in respect of Debt Securities may be calculated by reference to the value, rate or price of one or more specified commodities, currencies or indices to the extent set forth in the Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

  The outstanding Common Stock is listed on the New York Stock Exchange under the symbol "NSI." The applicable Prospectus Supplement will contain information about any listing of the other Securities on a securities exchange.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The Company may sell the Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and dealers.

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               The date of this Prospectus is            , 1998

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                             AVAILABLE INFORMATION

  National Service Industries, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange. The Company's reports, proxy statements and other information filed under the Exchange Act may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission (File No. 1-3208) pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended August 31, 1997; its Quarterly Reports on Form 10-Q for the quarters ended November 30, 1997, February 28, 1998 and May 31, 1998; and the description of capital stock (including Common Stock) of the Company that is contained in the registration statement filed under the Exchange Act under File No. 1-3208, including all amendments or reports filed for the purpose of updating such description.

  All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company at its principal executive offices at 1420 Peachtree Street, N.E., Atlanta, Georgia 30309-3002, Attention: Corporate Secretary, telephone (404) 853-1000.

                                  THE COMPANY

  National Service Industries, Inc. (the "Company") is a diversified service and manufacturing company that, through its subsidiaries, operates in four business segments--lighting equipment, textile rental, chemicals and envelopes. Lithonia Lighting is a manufacturer of lighting fixtures, serving the commercial, industrial, institutional and residential markets. The Company's chemical segment serves both the institutional and industrial and retail markets in North America and Western Europe with products including cleaners, sanitizers, polishes, degreasers, pesticides, insecticides, herbicides and water treatments. National Linen Service is a multi-service textile rental supplier, serving the hospitality, healthcare, industrial, commercial and institutional markets. Atlantic Envelope is a leading producer of custom envelopes and office products, serving primarily the southeastern United States. For the fiscal year ended August 31, 1997, the Company had total revenues of $2.0 billion and net income of $107.3 million.

  As used herein, the "Company" means National Service Industries, Inc. and its subsidiaries unless the context requires otherwise. The address and telephone number of the Company's principal executive offices are 1420 Peachtree Street, N.E., Atlanta, Georgia 30309-3002, (404) 853-1000.

                                USE OF PROCEEDS

  Except as otherwise described in the accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include working capital increases, capital expenditures, acquisitions, repayment of outstanding indebtedness and repurchases of Company Common Stock. Any specific allocations of the proceeds to a particular purpose that have been made at the date of any Prospectus Supplement will be described therein.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The Company's ratio of earnings to fixed charges was as follows for the years and periods indicated:

                                  NINE MONTHS
                                     ENDED
    FISCAL YEARS ENDED AUGUST 31,   MAY 31,
    ----------------------------- -----------
    1993   1994  1995  1996  1997  1997  1998
    ----  ----- ----- ----- ----- ----- -----
    13.51 16.51 19.13 19.95 19.09 16.82 16.34

  For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income plus fixed charges (excluding interest capitalized during the period). Fixed charges consist of interest expense, amortization of financing costs and the portion of rent expense which is deemed to be representative of the interest component of rent expense.

                      RISK FACTORS RELATING TO CURRENCIES

  Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in a Prospectus Supplement relating thereto.

                           HOLDING COMPANY STRUCTURE

  The Company is a holding company and its assets consist primarily of investments in its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to prior claims of the creditors of the subsidiary, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary (in which case the claims of the company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is Senior to that held by the Company). In addition, the Company's current Credit Agreement, dated July 23, 1996, among the Company, Wachovia Bank of Georgia, N.A., and other banks (the "Credit Agreement") provides that certain subsidiaries of the Company may borrow directly under the Credit Agreement up to $250.0 million and the Company guarantees any borrowings of such subsidiaries under the Credit Agreement. As of June 30, 1998, the Company's subsidiaries had approximately $65 million of borrowings outstanding under the Credit Agreement, and these subsidiaries may borrow additional amounts under the Credit Agreement from time to time. The holder of Debt Securities may be deemed to be effectively subordinated to such claims. See "--General," "--Provisions Applicable to Both Senior and Subordinated Debt Securities" and "--Provisions Applicable Solely to Senior Debt Securities."

                      DESCRIPTION OF THE DEBT SECURITIES

  The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

  The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. In the case of Debt Securities that will be senior debt securities ("Senior Debt Securities"), the Debt Securities will be issued under an Indenture (the "Senior Indenture") between the Company and SunTrust Bank, Atlanta, as trustee under the Senior Indenture. In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities"), the Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be entered into between the Company and SunTrust Bank, Atlanta, as trustee under the Subordinated Indenture. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Copies of the form of the Senior Indenture and the form of the Subordinated Indenture have been filed as exhibits to the Registration Statement. SunTrust Bank, Atlanta, as trustee under each of the Indentures (and any successor thereto under each Indenture), is referred to herein as the "Trustee." The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of an Indenture are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indentures are capitalized herein. The italicized references below apply to the article or section numbers in the Senior Indenture and Subordinated Indenture, respectively, or to both Indentures if only one reference is provided, unless otherwise indicated.

  PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

  The Indentures do not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Debt Securities may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to the price, rate or value of one or more specified commodities, currencies or indices, and may otherwise vary, all as provided in the Indentures. The Company has from time to time entered into, and will in the future enter into, credit or other financing agreements to fund its operations, herein referred to collectively as the "Credit Facilities." Such credit or other financing agreements may be secured by the assets of the Company, secured by the assets of subsidiaries of the Company or guaranteed by subsidiaries of the

Company. To the extent that the Credit Facilities are so secured or guaranteed, the lenders under such Credit Facilities may have priority over the holders of the Debt Securities with respect to the assets of the Company or its subsidiaries that secure such Credit Facilities and may have priority over the holders of the Debt Securities.

  GENERAL

  Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford holders of such Debt Securities special protection in the event of a restructuring or highly leveraged transaction involving the Company.

  Reference is made to the applicable Prospectus Supplement for the following terms of the particular series of Debt Securities offered hereby: (i) the title and aggregate principal amount of the Debt Securities; (ii) whether such Debt Securities will be issued in the form of one or more global securities;
(iii) the date or dates on which the Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Debt Securities will bear interest or the method of determining such rate or rates, and the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable; (v) the place or places where the principal of premium, if any, and any interest on the Debt Securities shall be payable; (vi) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (vii) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable; (viii) the currency, currencies (including composite currencies), or current unit or units in which such Debt Securities will be denominated and in which the principal of, and premium interest, if any, on such Debt Securities will be payable; (ix) whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any on such Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Debt Securities are denominated; (x) any index or formula to be used to determine the amount of payments of principal of (and premium, if any) and interest on such Debt Securities and any commodities, currencies, currency units or indices, or value, rate or price, relevant to such determination; (xi) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xii) any additional means of satisfaction and discharge; (xiii) any deletions or modifications of or additions to the Events of Default or covenant of the Company; (xiv) the terms for conversion or exchange, if any, of the Debt Securities; (xv) the terms, if any, upon which such Debt Securities may be convertible into Common Stock, Preferred Stock, other Debt Securities or other securities or property of the Company and the terms and conditions upon which such conversion may be effected, including the initial conversion price or rate and any other provision in addition to or in lieu of those described herein; (xvi) information with respect to book-entry procedures; and (xvii) any other specific terms of the Debt Securities. (Section 301)

  The Company currently conducts substantially all of its operations through subsidiaries, and the holders of Debt Securities will generally have a junior position to any claims of creditors and any preferred stockholders of the Company's subsidiaries. Claims of creditors of such subsidiaries, including banks, trade creditors, secured creditors, taxing authorities and beneficiaries of subsidiary guarantees, and claims of holders of any preferred stock issued by such subsidiaries will generally have priority as to the assets of such subsidiaries over the claims and equity interests of the Company and, thereby, indirectly, the holders of indebtedness of the Company, including the Debt Securities. In addition, the Credit Agreement provides that certain subsidiaries of the Company may borrow directly under the Credit Agreement up to $250.0 million and the Company guarantees any borrowings of such subsidiaries under the Credit Agreement. See "Holding Company Structure."

  Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Debt Securities.

  If any of the Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on any of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

  Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved. If applicable, these risks will be more fully described in the Prospectus Supplement relating thereto.

  COVENANTS

  The Indentures require the Company to covenant, among other things, with respect to each series of Debt Securities: (i) to duly and punctually pay the principal of (and premium, if any) and interest, if any, on such series of Debt Securities; (ii) to maintain an office or agency in each Place of Payment where Debt Securities may be presented or surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own Paying Agent for any series of Debt Securities, to segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due; (iv) to preserve its corporate existence; (v) to maintain its properties; (vi) to pay taxes and other claims, in each case, as required by the Indentures; and (vii) to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement to the effect that the Company has fulfilled all its obligations under the Indentures throughout such year. (Article Ten)

  EVENTS OF DEFAULT

  Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under each Indenture with respect to the Debt Securities of such series issued under the Indenture: (a) failure to pay any interest on any Debt Security of such series when due, continued for 30 days;
(b) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture for the benefit of a series of Debt Securities other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default as may be established with respect to Debt Securities of such series (including, without limitation, any Event of Default arising out of a default which results in the acceleration of certain Indebtedness or a default in the payment of any amounts due on certain Indebtedness). (Sections 301 and
501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series (subject to the next following sentence, in the case of an Event of Default described in clause (a), (b), (c) or (d) above) or at least 25% in principal amount of all outstanding Debt Securities under the Indenture (subject to the next following sentence, in the case of other Events of Default) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) to be due and payable immediately. If an Event of Default described in clause (e) or (f) shall occur, the principal amount of the outstanding Debt Securities of all series ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. (Section 502) Depending on the terms of other Indebtedness of the Company outstanding from time to time, an Event of Default under an Indenture may give rise to cross defaults on such other Indebtedness of the Company.

  Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series. (Section 602)

  The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture). (Section 512) Each Indenture provides that in case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (Section 701; Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under either Indenture at the request of any of the holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 603) The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) may on behalf of the holders of all Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture) waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected. (Section 513) The holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008 of the Subordinated Indenture; Section 1010 of the Senior Indenture)

  The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance. (Section 1007 of the Subordinated Indenture; Section 1009 of the Senior Indenture)

  MODIFICATION

  Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities under the Indenture affected thereby, provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of interest on, any Debt Security, (b) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults, (c) reduce the principal amount of, or the premium (if any) or interest on, any Debt Security, (d) change the Place of Payment or currency, currencies, or currency unit or units of payment of principal of, or premium (if any) or interest on, any Debt Security or (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 902)

  Each Indenture provides that the Company and the Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company, adding to the Company's covenants, securing the Debt Securities, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the applicable Indenture, provided such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the holders of the Debt Securities in any material respect. (Section 901)

  CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of any holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person, provided that the Person formed by such consolidation or into which the Company is merged or which acquires or leases the assets and properties of the Company substantially as an entirety is a corporation, partnership or trust organized under the laws of any United States jurisdiction and assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Upon compliance with these provisions by a successor Person, the Company will (except in the case of a lease) be relieved of its obligations under the Indenture and the Debt Securities. (Article Eight)

  DISCHARGE AND DEFEASANCE

  Unless otherwise provided with respect to any series of Debt Securities, the Company may terminate its obligations under each Indenture with respect to Debt Securities of any series, other than its obligation to pay the principal of (and premium, if any) and interest on such Debt Securities and certain other obligations, if it (i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date, (ii) has delivered to the Trustee an opinion of counsel to the effect that the holders of Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred, and (iii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series, and no default or Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as they relate to certain events of bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period). (Section 401)

  The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (i) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above and complies with the other provisions described above (except that the opinion referred to in clause (ii) above must be based on a ruling by the Internal Revenue Service or other change under applicable United States federal income tax law), (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and (iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series, and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (Sections 403 and 404)

  CONVERSION RIGHTS

  The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities or property of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the holders of Debt Securities would be calculated according to the market price of Common Stock or other securities of the Company as of a time stated in the Prospectus Supplement. The conversion price of any Debt Securities of any series that is convertible into Common Stock or other securities of the Company may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable Prospectus Supplement. (Article Fourteen)

  EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Debt Securities may be presented for exchange and for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the document of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the mailing of notice of redemption of Debt Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part. (Section 305)

  PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the Person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York will be designated as a Paying Agent for the

Company for payments with respect to Debt Securities which are issuable solely as Registered Debt Securities. Any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the holder of such Debt Security will thereafter as an unsecured general creditor look only to the Company for payment thereof. (Section 1003)

  GLOBAL SECURITIES

  The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee for such Depositary and except in the circumstances described in the Applicable Prospectus Supplement. (Sections
204)

  The Company expects that the following provisions will apply to depositary arrangements with respect to any portion of a series of Debt Securities to be represented by a Global Security. Any additional specific terms of the depositary arrangement will be described in the applicable Prospectus Supplement.

  Upon the issuance of any Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interest through Participants. Ownership of beneficial interests by Participants in such Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Global Security or by its nominee. Ownership of beneficial interests in such Global Security by persons that hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

  So long as the Depositary for a Global Security or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns their interest, to exercise any rights of a holder under the Indentures.

  The Depositary may grant proxies and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. The Company understands that, under existing industry practices, if the Company requests any action of holders or any owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made by the Company to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security.

  The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such Participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 308)

  Unless otherwise specified in the applicable Prospectus Supplement, a Global Security of any series will be exchangeable for certificated Debt Securities of the same series only if (i) the Depositary for such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary or such Depositary ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility,
(ii) the Company in its sole discretion determines that such Global Securities shall be exchangeable for certificated Debt Securities or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities of such series. Upon any such exchange, owners of beneficial interests in such Global Security or Securities will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and terms equal in principal amount to such beneficial interests, and to have such Debt Securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by such Depositary's relevant Participants (as identified by such Depositary) to the Trustee.

  The following is based on information furnished to the Company:

  In the event that the Depositary Trust Company ("DTC") acts as Depositary for the Global Securities of any series, such Global Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Global Security will be issued with respect to each $200 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the beneficial owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners of Debt Securities is governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

  If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities of a series represented by Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  To the extent that any Debt Securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the Global Security repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such interest in a Global Security by causing the Direct Participant to transfer the Direct Participant's interest in the Global Security or Securities representing such interest, on DTC's records, to the Trustee. The requirement for physical delivery of Debt Securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Debt Securities are transferred by Direct Participants on DTC's records.

  DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered as described above.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered as described above.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  MEETINGS

  The Indentures contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "--Notices" below. Except for any consent that must be given by the holder of each Outstanding Debt Security affected thereby, as described under "--Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series; provided, however, that except for any consent that must be given by the holder of each Outstanding Debt Security affected thereby, as described under "-- Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or action taken at any meeting of holders of Debt Securities of any series duly held in accordance with each Indenture will be binding on all holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Article Thirteen)

  NOTICES

  Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Section 107)

  THE TRUSTEE

  The Indentures provide that the Trustee shall authenticate and deliver Debt Securities of a particular series in accordance with a Company Order. Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases and to realize certain property received with respect to any such claims, as security or otherwise. (Section 613) The Trustee is one of the lenders under certain of the Company's Credit Facilities. The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign. (Section 608)

  GOVERNING LAW

  The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York, but without giving effect to principles of conflicts of law. (Section 113)

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

  Senior Debt Securities will be issued under the Senior Indenture and will rank pari passu in right of payment with the Company's obligations under its Credit Facilities and all other unsecured and unsubordinated debt of the Company, and will be senior in right of payment to all existing and future debt of the Company that is, by its terms, expressly subordinated to the Senior Debt Securities. The Senior Debt Securities issued under this Prospectus will not be guaranteed by any subsidiary of the Company and will not rank pari passu with any debt of such subsidiary, but will be senior in right of payment to all existing and future debt of such subsidiary that is, by its terms, expressly subordinated to the Senior Debt Securities.

  COVENANT PROVIDING FOR LIMITATION ON LIENS

  Nothing in the Senior Indenture or the Senior Debt Securities will in any way restrict or prevent the Company or any Restricted Subsidiary from issuing, assuming, guaranteeing or otherwise incurring any Indebtedness, provided, however, the Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Senior Debt Securities then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

  Notwithstanding the foregoing, the Company or any Restricted Subsidiary may, without so securing the Senior Debt Securities, issue, assume or guarantee Indebtedness secured by the following Liens:

    (a) Liens existing on the date on which the Senior Debt Securities are originally issued or provided for under the terms of agreements existing on such date;

    (b) Liens on property securing (i) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property of the Company or Restricted Subsidiaries or (ii) Indebtedness incurred by the Company or any Restricted Subsidiary to provide funds for the activities set forth in clause (i) above;

    (c) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

    (d) Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property so acquired;

    (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

    (f) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clauses
  (a) through (e) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

    (g) certain Liens arising, but only so long as continuing, in the ordinary course of business of the Company and the Restricted Subsidiaries; or

    (h) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (g) above) securing Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of the covenant described under "Limitation on Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (g) above), does not at the time such Indebtedness is incurred exceed 15% of the Consolidated Net Tangible Assets of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Subsidiaries). (Section 1007 of the Senior Indenture)

  COVENANT PROVIDING FOR LIMITATION ON SALE/LEASEBACK TRANSACTIONS

  The Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary) unless:

    (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Liens" above without equally and ratably securing the Senior Debt Securities pursuant to such covenant;

    (b) after the date on which the Senior Debt Securities are originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

    (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Debt Securities and Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary during such period. (Section 1106 of the Senior Indenture)

  The term "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, is defined in the Senior Indenture as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (other than amounts required to be paid or account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates, and similar charges are contingent rates (such as those based on sales)) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  The term "Capitalized Lease Obligation" of any Person is defined in the Senior Indenture as any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

  The term "Consolidated Net Tangible Assets" of the Company is defined in the Senior Indenture as the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like tangibles, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

  The term "Funded Indebtedness" is defined in the Senior Indenture as all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

  The term "Hedging Obligations" of any Person is defined in the Senior Indenture as the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

  The term "Indebtedness" of any Person at any date is defined in the Senior Indenture as, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

  The term "Lien" is defined in the Senior Indenture as, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of the Senior Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset.

  The term "Pari Passu Indebtedness" is defined in the Senior Indenture as any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.

  The term "Restricted Subsidiary" is defined in the Senior Indenture as any Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America (not including its territories and possessions) and
(ii) that owns a Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in financing the operations of the Company, or its Subsidiaries, or both, outside the United States of America. "Principal Property" means any manufacturing plant or facility located within the United States of America (other than its territories or possessions) owned by the Company or any Restricted Subsidiary which, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

  The term "Sale/Leaseback Transaction" is defined in the Senior Indenture as any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

  GENERAL

  Subordinated Debt Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and will rank junior to all Senior Indebtedness (including any Senior Debt Securities) of the Company that may be outstanding from time to time.

  SUBORDINATION

  The payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Company. (Section 1501 of the Subordinated Indenture)

  In the event of any dissolution or winding up, or total or partial liquidation or reorganization of the Company, whether in bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal (or premium, if any) or interest on the Subordinated Debt Securities. (Section 1502 of the Subordinated Indenture) By reason of subordination of the Subordinated Debt Securities, in the event of the insolvency of the Company, holders of the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness.

  Unless otherwise indicated in the applicable Prospectus Supplement, no payment in respect of the Subordinated Debt Securities shall be made if, at the time of such payment, there exists a default in payment of all or any portion of any Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of such subordination in the Subordinated Indenture shall not have been waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, unless otherwise provided in the applicable Prospectus Supplement, during the continuance of any event of default (other than a default referred to in the immediately preceding sentence) with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), by any holder of Senior Indebtedness or its representative, then, unless and until such an event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Subordinated Debt Securities or to acquire any of the Subordinated Debt Securities or on account of the redemption provisions of the Subordinated Debt Securities provided, however, that if the holders of the Senior Indebtedness to which the default relates have not declared such Senior Indebtedness to be immediately due and payable and within 180 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all required payments in respect of the Securities (including any missed payments). Only one such payment blockage period may be commenced within any consecutive 365-day period with respect to the Subordinated Debt Securities. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a holder or representative of such Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default). (1502 of the Subordinated Indenture)

  The term "Indebtedness" of any Person at any date is defined in the Subordinated Indenture as, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

  The term "Senior Indebtedness" is defined in the Subordinated Indenture as Indebtedness, either outstanding as of the date of the Subordinated Indenture or issued subsequent to the date of the Subordinated Indenture, unless such Indebtedness is either subordinated by its terms in right of payment to any other Indebtedness of the Company or pari passu with subordinated Indebtedness of any series, provided that the term "Senior Indebtedness" shall not include
(i) Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary or (ii) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business.

  If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the applicable Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.

                         DESCRIPTION OF CAPITAL STOCK

  Under the Company's Restated Certificate of Incorporation as amended (the "Charter"), the Company is authorized to issue 81,000,000 shares of capital stock ("Capital Stock") consisting of 1,000,000 shares of Preferred Stock, no par value, and 80,000,000 shares of Common Stock, par value $1.00 per share. As of June 30, 1998, there were 41,447,354 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Of the authorized shares of Preferred Stock, 500,000 shares have been designated as Series A Participating Preferred Stock, as described below under "--Stockholders' Rights Plan."

COMMON STOCK

  The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share being entitled to one vote. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights and is not convertible, redeemable or assessable. Subject to the prior rights of any shares of Preferred Stock that may from time to time be outstanding, the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors.

  Upon liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of preferential amounts to holders of Preferred Stock. All outstanding shares of Common Stock are, and the shares of Common Stock to be sold by the Company in connection with any offering pursuant to this Prospectus and any Prospectus Supplement when issued will be, duly authorized, validly issued, fully paid and nonassessable.

  The outstanding Common Stock is listed on the New York Stock Exchange under the symbol "NSI." Any Common Stock issuable upon the conversion or exchange of Debt Securities or Preferred Stock offered hereunder will be listed, subject to notice of issuance, on such exchange.

  The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  Section 203 of the Delaware General Corporation Law ("DGCL") prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock), from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of the Company.

STOCKHOLDERS' RIGHTS PLAN

  The Company has a Stockholders' Rights Plan which it first adopted in 1988 and amended in 1997 (the "Rights Plan"), the terms and conditions of which are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement"). The Rights Plan provides that each share of Common Stock has associated with it a stock purchase right ( a "Right"). Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a series of convertible preferred stock, designated as Series A Participating Preferred Stock, $0.05 par value (the "Series A Preferred Stock"), at a price of $160 (the "Purchase Price"), subject to adjustment. The Series A Preferred Stock purchasable upon the exercise of Rights will contain preferential voting, dividend, liquidation and other economic rights. The Rights become exercisable only if a person or group acquires, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock without the Company's prior consent or commences a tender or exchange offer that would result in such person or group owning 15% or more of the Common Stock without the Company's prior consent or if certain business combinations or sales of assets or earning power of the Company are expected to be consummated. If any person becomes the beneficial owner of 15% or more of the shares of Common Stock (an "Acquiring Person"), except pursuant to a Permitted Offer (as defined in the Rights Agreement), each Right will be exercisable for the number of units of one one-thousandths of a share of Series A Preferred Stock having an average market value during a specified period of two times the Purchase Price of the Right. In addition, if, after a person has become an Acquiring Person, the Company is involved in a merger or other business combination transaction in which it is not the surviving corporation or in connection with which the Common Stock is changed or exchanged (other than a merger which follows a Permitted Offer), or it sells 50% or more of its assets or earning power, each Right that has not previously been exercised or voided will entitle its holder to purchase that number of shares of common stock of such other person which at the time of such transaction, would have a market value of two times the Purchase Price of the Right. The Rights expire on May 19, 2008, unless earlier redeemed by the Company. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation the right to vote or receive dividends. The Rights are designed to protect stockholders of the Company in the event of unsolicited offers to acquire the Company and other coercive takeover tactics. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board, and therefore would render an unsolicited takeover of the Company more difficult or less likely to occur. The Rights should not, however, interfere with any merger or other business combination approved by the Board because the rights may generally be redeemed in connection with consensual transactions. IRECTOR LIABILITY

  The Charter contains a provision that limits the liability of the Company's directors to the fullest extent permitted by the DGCL. The provision eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duty of care. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law or in respect of any transaction from which a director received an improper personal benefit. The Charter provides that if the DGCL is amended to further limit such liability, then the liability of Company directors will be limited or eliminated to the maximum extent permitted by law as so amended.

PREFERRED STOCK

  The Company is authorized to issue 1,000,000 shares of Preferred Stock, of which 500,000 shares have been designated as Series A Preferred Stock. Under the Charter, the Board of Directors may from time to time establish and issue one or more series of Preferred Stock and fix the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and liquidation preferences. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Capital Stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any certificate of designation relating to a series of Preferred Stock.

  The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and bylaws and the certificate of designation relating to each such series of Preferred Stock, which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

  GENERAL

  Subject to limitations prescribed by Delaware law and the Company's Charter and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, relative rights, preferences and limitations thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution, the distribution of assets, conversion or sinking funds, and such other subjects or matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable upon issuance against the full payment of the purchase price therefor, and will not have, or be subject to, any preemptive or similar rights.

  Reference is made to the Prospectus Supplement relating to the series of Preferred Stock offered thereby for specific terms, including: (i) the class or series, title and stated value of such Preferred Stock; (ii) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends on such Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vi) provisions for a sinking fund, if any, for such Preferred Stock; (vii) provisions for redemption, if applicable, of such Preferred Stock; (viii) any listing of such Preferred Stock on any securities exchange; (ix) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into other securities of the Company, including the conversion price (or manner of calculation thereof); (x) a discussion of certain federal income tax considerations applicable to such Preferred Stock; and (xi) any other material terms, preferences, rights, limitations or restrictions of such Preferred Stock.

  RANK

  Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to (as applicable) dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of common stock of the Company and to all equity securities of the Company the terms of which provide that such equity securities are subordinated to such Preferred Stock, (ii) on a parity with all equity securities of the Company other than those referred to in clauses (i) and
(iii) and (iii) junior to all equity securities of the Company which the terms of such Preferred Stock provide will rank senior to it. For these purposes, the term "equity securities" does not include convertible debt securities.

  DIVIDENDS

  Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rates may be fixed or variable or both. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

  Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  If any shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital stock of the Company ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series.

  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of preferred stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up).

  REDEMPTION

  The terms, if any, on which shares of a series Preferred Stock may be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.

  RIGHTS UPON LIQUIDATION

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock, or any other series of capital stock of the Company ranking junior to such series of Preferred Stock upon liquidation, dissolution or winding up, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all accrued and unpaid dividends for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such shares.

  VOTING RIGHTS

  Holders of a series of Preferred Stock will not have any voting rights, except as from time to time required by law or as indicated in the applicable Prospectus Supplement; provided, that the holders of shares of any series of Preferred Stock will not be entitled to more than one vote per share, when voting as a class with the holders of shares of the Common Stock and if such Preferred Stock is convertible into Common Stock, then holders can receive one vote on an as converted basis.

  CONVERSION RIGHTS

  The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock, Debt Securities or another series of Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock or such other series of Preferred Stock or the principal amount of Debt Securities into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

  TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

  The Company may issue Warrants for the purchase of Debt Securities or Preferred Stock. Warrants may be issued independently or together with Debt Securities or Preferred Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or Preferred Stock. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrant certificates relating to the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the Warrant Agreements and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates relating to each series of Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Warrants.

GENERAL

  If Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Warrants, including, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Warrants and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (iii) the designation and terms of any series of Debt Securities or shares of Preferred Stock with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security or shares of Preferred Stock; (iv) the date, if any, on and after which such Warrants and any related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities or the aggregate number of shares of Preferred Stock purchasable upon exercise of each such Warrant and the price at which such principal amount of Debt Securities of such series or shares of Preferred Stock may be purchased upon such exercise; (vi) the date on which the right to exercise such Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (vii) whether the Warrants will be issued in registered or bearer form;(viii) the manner, if any, in which the exercise price of, and the number of shares covered by, a Warrant for Preferred Stock is subject to adjustment in certain circumstances;
(ix) any special United States Federal income tax consequences; (x) the terms, if any, on which the Company may accelerate the date by which the Warrants must be exercised; and (xi) any other terms of such Warrants.

  Warrant certificates may be exchanged for new Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Warrant to purchase Debt Securities, holders of such Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable Indenture. Prior to the exercise of any Warrants to purchase Preferred Stock, holders of such Warrants will not have any rights of holders of such Preferred Stock, including the right to receive payments of dividends, if any, on such Preferred Stock, or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

  Warrants may be exercised by delivering to the applicable Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities or Preferred Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price in cash or by certified or official bank check, subject to the receipt within five (5) business days of the Warrant certificate evidencing such Warrants. Upon receipt of such payment at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities or Preferred Stock purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENTS

  The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the applicable Warrants.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in and/or outside the United States: (i) through underwriters; (ii) through dealers acting as principal or as agent;
(iii) directly to a limited number of purchasers or to a single purchaser; or
(iv) through agents. The applicable Prospectus Supplement with respect to the any offering of Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any discounts or commissions and other items constituting compensation allowed or paid to any underwriters, dealers or agents, any aggregate initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any aggregate initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Securities if any are purchased.

  If dealers are utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealers acting as principals or agents. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The terms of the transaction will be set forth in the Prospectus Supplement relating thereto to the extent required by the Securities Act.

  The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto to the extent required by the Securities Act. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the Prospectus Supplement relating thereto.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business or otherwise.

  Each series of Securities, other than the Common Stock, will be a new issue with no established trading market. The Common Stock is listed on the New York Stock Exchange. Any Common Stock issued upon conversion of a Security sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Company may elect to list any series of Debt Securities, Preferred Stock or Warrants on an exchange, but is not obligated to do so. If so indicated in the applicable Prospectus Supplement, any underwriters or agents to or through whom Securities are sold by the Company may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

                                 LEGAL MATTERS

  The validity of the Securities will be passed upon for the Company by King & Spalding, Atlanta, Georgia, and for the underwriters, dealers or other agents by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

  The financial statements and schedules incorporated in this Prospectus by reference to the Annual Report on Form 10-K of National Service Industries, Inc. for the year ended August 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  An itemized statement of the estimated amount of all expenses in connection with the distribution of the securities registered hereby, all of which will be paid by the Company, is as follows:

   Registration fee...................................................... $118,000
   Blue Sky fees and expenses............................................   15,000
   Printing and engraving expenses.......................................   40,000
   Legal fees and expenses...............................................  170,000
   Accounting fees and expenses..........................................  165,000
   Rating agencies' fees and expenses....................................  355,000
   Trustee's and registrar's fees........................................    8,000
   Miscellaneous fees and expenses.......................................   29,000
                                                                          --------
     Total............................................................... $900,000
                                                                          ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation: (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him; (ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgments and settlements even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he had no reasonable cause go believe his conduct was unlawful); and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) incurred to defend or settle any action by the corporation or a derivative action (such as a suit by a shareholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the individual was found to be liable to the corporation. Before the permissive indemnification described in clauses (ii) and (iii) above may be made pursuant to Section 145, either (i) a majority of disinterested directors, (ii) a committee of one or more disinterested directors designated by a majority of disinterested directors, (iii) the stockholders, or (iv) under certain circumstances, independent legal counsel in a written opinion, must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

  Delaware law permits the advancement of expenses incurred by a proposed indemnitee by the corporation in advance of final disposition of the action provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. The corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

  Delaware law also provides that the above rights will not be deemed exclusive of other rights of indemnification or advancement of expenses granted by by-law, agreement, vote of stockholders or disinterested directors or otherwise, as to action in an indemnitee's official capacity and as to action in another capacity while holding such office. The registrant's Certificate of Incorporation and By-laws provide such additional rights.

  Article Fifteenth of the registrant's Certificate of Incorporation, which provides contractual indemnification rights, was initially approved by the registrant's stockholders in 1987. It provides for mandatory indemnification of directors and officers to the full extent now authorized by the Delaware General Corporation Law (as described above) or to the further extent indemnification under the Delaware General Corporation Law is broadened in the future. Article Fifteenth also mandates advancement of expenses incurred by a proposed indemnitee, provided that, as long as Delaware law so requires, an undertaking to repay (as described above) is delivered to the registrant.

  Article Fifteenth permits persons indemnified thereunder to bring suit against the registrant to recover unpaid amounts claimed thereunder, with the expense of bringing a successful suit to be paid by the registrant. Article Fifteenth also provides that rights conferred therein are nonexclusive and that the registrant may maintain insurance to protect a director or officer against any expense, liability, or loss, whether or not the registrant had the power under the Delaware General Corporation Law to indemnify such person against that expense, liability, or loss.

  Section 7.8 of the registrant's By-laws provides rights to indemnification with respect to conduct on or before January 5, 1987, when Article Fifteenth was initially adopted. Section 7.8 provides indemnification rights which are similar to, but somewhat narrower than, the rights extended by Article Fifteenth.

  The registrant's directors and officers are insured against losses arising from any claim against them in such capacities for wrongful acts or omissions, subject to certain limitations.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.                              DESCRIPTION OF EXHIBIT
 -------                            ----------------------
   *1.1   --   Form of Underwriting Agreement between the Company and the
               Underwriter(s) with respect to Debt Securities.
   *1.2   --   Form of Underwriting Agreement between the Company and the
               Underwriter(s) with respect to the Preferred Stock.
  **1.3   --   Form of Agency Agreement.
  **1.4   --   Form of Distribution Agreement.
   *4.1   --   Form of Indenture as of    , 1998, between the Company and
               SunTrust Bank, Atlanta, as trustee (the "Senior Indenture"), with respect to Senior Debt Securities.
   *4.2   --   Form of Indenture dated as of     , 1998 between the Company and
               SunTrust Bank, Atlanta, as trustee (the "Subordinated
               Indenture"), with respect to Subordinated Debt Securities.
               The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to issues of such notes of the Company, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.
  **4.3   --   Form of Designating Amendment for Preferred Stock.
  **4.4   --   Form of Warrant Agreement between the Company and the Warrant
               Agent.
  **5.1   --   Opinion of legal counsel regarding legality of securities being registered.
  *12.1   --   Computation of Ratio of Earnings to Fixed Charges.
  *23.1   --   Consent of Arthur Andersen LLP.
 **23.2   --   Consent of legal counsel (included in Exhibit 5.1).
  *24.1   --   Power of Attorney (included in Part II of the Registration
               Statement).
  *25.1   --   Statement of Eligibility of Trustee on Form T-1 for Senior Debt
               Securities.
  *25.2   --   Statement of Eligibility of Trustee on Form T-1 for Subordinated
               Debt Securities.

--------
*Filed herewith.
** To be filed either by amendment or as an exhibit to a report of the Company filed pursuant to the Exchange Act and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that:

  (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability Under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 22, 1998.

                                          National Service Industries, Inc.

                                                  /s/ James S. Balloun
                                          By___________________________________
                                                     JAMES S. BALLOUN
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                                           AND
                                                 CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  We the undersigned, directors and officers of National Service Industries, Inc. (the "Company"), do hereby severally constitute and appoint David Levy and Brock Hattox and each or any of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments or supplements to this Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

       /s/ James S. Balloun            Chairman of the          July 13, 1998
-------------------------------------   Board, President
         (JAMES S. BALLOUN)             and Chief Executive
                                        Officer (Principal
                                        Executive Officer)

         /s/ Brock Hattox              Executive Vice           July 22, 1998
-------------------------------------   President and Chief
           (BROCK HATTOX)               Financial Officer
                                        (Principal
                                        Financial Officer)

         /s/ Mark Bachmann             Vice President and       July 22, 1998
-------------------------------------   Controller
           (MARK BACHMANN)              (Principal
                                        Accounting Officer)

       /s/ John L. Clendenin           Director                 July 22, 1998
-------------------------------------
         (JOHN L. CLENDENIN)

      /s/ Thomas C. Gallagher           Director                July 13, 1998
-------------------------------------
        (THOMAS C. GALLAGHER)

     /s/ Robert M. Holder, Jr.          Director                July 22, 1998
-------------------------------------
       (ROBERT M. HOLDER, JR.)

       /s/ James C. Kennedy             Director                July 22, 1998
-------------------------------------
         (JAMES C. KENNEDY)

          /s/ David Levy                Director                July 22, 1998
-------------------------------------
            (DAVID LEVY)

        /s/ Bernard Marcus              Director                July 22, 1998
-------------------------------------
          (BERNARD MARCUS)

      /s/ John G. Medlin, Jr.           Director                July 22, 1998
-------------------------------------
        (JOHN G. MEDLIN, JR.)

        /s/ Samuel A. Nunn              Director                July 22, 1998
-------------------------------------
          (SAMUEL A. NUNN)

       /s/ Herman J. Russell            Director                July 22, 1998
-------------------------------------
         (HERMAN J. RUSSELL)

        /s/ Betty L. Siegel             Director                July 13, 1998
-------------------------------------
          (BETTY L. SIEGEL)

       /s/ Barrie A. Wigmore            Director                July 14, 1998
-------------------------------------
         (BARRIE A. WIGMORE)